AMENDED AND RESTATED SUBSTITUTE
INSURANCE REIMBURSEMENT FACILITY AGREEMENT

This Amended and Restated Substitute Insurance Reimbursement Facility Agreement (the “Agreement”) is entered into and effective as of September 16, 2024 (the “Effective Date”) by and between 1970 Group, Inc. (the “Company”), a Delaware corporation, and TEAM, INC. (the “Customer”), a Delaware corporation, (Company and Customer are individually referred to herein as a “Party” and collectively, as the “Parties”). Additional definitions used in this Agreement are set forth in Schedule B.
RECITALS

I.Customer and Company entered into that certain Substitute Insurance Reimbursement Facility Agreement effective as of September 29, 2022 (as amended prior to the date hereof, (the “Original Agreement”), pursuant to which the Company provided a substitute insurance reimbursement facility to Customer on the terms set forth therein and obtained letters of credit (the “Original Letter of Credit”) for Customer from an NAIC approved financial institution as collateral for Customer’s workers’ compensation, commercial automotive and/or general liability insurance policies;

II.As a condition to the Company renewing the Original Letter of Credit for Customer, Customer and the Company desire to amend and restate the Original Agreement in its entirety as set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto herby amend and restate the Original Agreement in its entirety as follows:

ARTICLE 1

THE SUBSTITUTE INSURANCE REIMBURSEMENT FACILITY

Section 1.1 Extension of The Substitute Insurance Reimbursement Facility.

(a)Upon the execution of this Agreement, and subject to the terms and conditions hereof, Company shall provide to Customer and any domestic Subsidiaries or Affiliates of Customer a substitute insurance reimbursement facility pursuant to which the Company will arrange for the issuance of letters of credit from an NAIC-approved financial institution designated by the Company (each a “Letter of Credit”) as set forth in Schedule A (the “Substitute Insurance Reimbursement Facility”) to enable Customer to provide credit support under Customer’s (or its Subsidiaries’) workers’ compensation, commercial automotive and general liability insurance policies identified in Schedule A (the “Policies”). In the event that (i) the Company receives notice that a Letter of Credit beneficiary intends to make a draw under such Letter of Credit (a “Draw”) due to nonpayment of any obligation under the Policies that continues to be unpaid, (ii) any such Draw is actually made under such Letter of Credit, or (iii) the Company makes any payment under the Policy on Customer’s behalf as contemplated by Section 1.1(b) hereof (each event described in the foregoing (i), (ii) and (iii), a “Funding Event”), it is understood and agreed that such Funding Event shall constitute an advance by Company to Customer in a principal amount equal to the amount of such Draw and Customer shall promptly (but not later than three (3) Business Days after the Company notifies Customer of such Funding Event (the “Repayment Deadline”)) pay to the Company an amount equal to the entire face value of the Letter of Credit minus the amount of any Reserve Remittance (as hereinafter defined) then remaining in the Escrow Account (as defined below) by wire transfer of immediately available funds to an account designated by the Company. Commencing on the first day after the Repayment Deadline, the unpaid amount thereof shall bear interest at a per annum rate equal to the Default Rate until paid in full.

(b)In the event that Customer is delinquent in making payments required to be made under any Policy as and when due thereunder, Customer hereby authorizes the Company to make such payments on Customer’s behalf to the relevant party under such Policy.

Section 1.2 Fees and Payment Thereof. As consideration for Company’s extension of the Substitute Insurance Reimbursement Facility and any advances thereunder made to Customer by Company for the period commencing on the date of this Agreement through and including the latest expiration date of all Letters of Credit issued pursuant to the terms of this Agreement (the “Term”), Customer shall pay to Company the fee set forth in Schedule A (the “Effective Date Fee”). The Effective Date Fee shall be deemed approved and earned in full upon the issuance of the Letters of Credit on the Effective Date, and Customer agrees to pay the Effective Date Fee as provided in Schedule A on the Effective Date in lawful money of the United States of America by wire transfer in immediately available funds to Company as directed by Company and as set forth in Schedule A. Notwithstanding the foregoing, the parties hereto agree that if a Letter of Credit is reduced or terminated prior to the stated expiration of such Letter of Credit, the parties will negotiate, in good faith, a credit and/or reimbursement for any fully paid Effective Date Fee applicable to such Letter of Credit.

Section 1.3 Reserved.

Section 1.4 Term and Termination. In the event that a Letter of Credit issued hereunder is renewed upon its expiration, this Agreement, the Term, the Substitute Insurance Collateral Facility, and any and all loans or other financial accommodations made in association therewith shall automatically extend for the duration of such renewed Letter of Credit. Such renewals shall occur on an annual basis provided there has not been an Event of Default and only upon Company’s receipt from Customer of (a) payment of the fee (and any related increase in the Reserve Remittance amount determined by the Company) as communicated in writing from Company to Customer (collectively, the “Extension Fee”), (b) confirmation that there have been no changes to the existing Letter of Credit or Policies associated therewith, and (c) confirmation that Customer’s Policies associated with the Letter of Credit continue to be in full force and effect. No such renewal shall occur or be required unless the Company sends Customer a written invoice confirming the renewal and the amount of the Extension Fee. Should Customer not wish to automatically extend in accordance with the terms and conditions hereof, Customer shall provide Company with written notice of Customer’s intention to allow the Substitute Collateral

Security Facility to terminate at least seventy-five (75) days prior to the expiration of the Term. Company may terminate this Agreement and the Substitute Insurance Collateral Facility and any and all loans or other financial accommodations made in association therewith immediately upon the occurrence of an Event of Default (defined below).

Section 1.5 Reserve/Escrow Remittance. On the Effective Date, Customer
shall remit a total of $1,173,667 (the “Reserve Remittance”) to be funded in three payments in the amount of $391,222 each, with the first payment to be made on the Effective Date, the second payment to be made on a date thirty (30) days following the Effective Date and the final payment to be made on a date sixty (60) days from the Effective Date, all in immediately available funds to the account designated by Company (the “Escrow Account”) in order to provide security to Company in the event of an Event of Default or a Funding Event (including, for the avoidance of doubt, as a result of Customer’s failure to pay any amount required to be paid to Company herein when and as due, in each case in accordance with the terms and conditions set forth in the escrow agreement, dated as of the date hereof, among Company, Customer and Wilmington Trust, as the escrow agent (as in effect from time to time, the “Escrow Agreement”). Failure to remit the total amount of the Reserve Remittance, or any portion thereof, in accordance with this Section 1.5 shall constitute an Event of Default hereunder. The amount of the Reserve Remittance shall be subject to increase at the time of renewal, or at such time of any requested incremental increase of any Letter of Credit, in an amount determined by the Company in a manner consistent with the underwriting standards utilized by the Company in determining the initial amount of the Reserve Remittance (such standards, the “Underwriting Standards”).

ARTICLE 2

CUSTOMER’S AFFIRMATIVE COVENANTS

Section 2.1 Affirmative Covenants. During the Term of this Agreement, Customer shall:

(a)Insurance. Except as any Policy may be terminated or cancelled as accompanied by the return of any associated Letter of Credit undrawn to the applicable issuer, Customer (or its Subsidiary, as applicable) shall keep the Policies in full force and effect and in such amounts, with such deductibles, under such Policies and in such forms and with such amounts and deductibles and covering risks as are customarily carried by companies engaged in similar businesses in similar locations as the Customer (or its Subsidiary, as applicable) and shall remit full payment to its insurance carrier for all sums due to maintain the Policies in full force and effect, together with all self-insured deductible/premium costs, brokerage fees, and any other costs or charges related to the Policies. Additionally, Customer (or its Subsidiary, as applicable) shall maintain, at its expense, such insurance sufficient for the compliance in all material respects by Customer (or its Subsidiary, as applicable) with all governmental or contractual workers’ compensation requirements in such amounts, with such deductibles, under such policies and in such forms as is customary for Persons engaged in businesses similar to that of Customer (or its

Subsidiary, as applicable) in similar locations. It is agreed that the Policies maintained by the Customer (or its Subsidiary, as applicable) as of the date hereof satisfies this Section 2.1(a).

(b)    Corporate Existence and Maintenance of Properties. Customer shall maintain and preserve (i) its existence and good standing in the jurisdiction of its organization and (ii) its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary (other than such jurisdictions in which the failure to be so qualified or in good standing could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect). Customer and each Subsidiary for which a Letter of Credit is issued shall maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear, casualty and condemnation excepted, all material properties necessary in the business of Customer (or such Subsidiary) and from time to time will make or cause to be made all appropriate repairs, renewals and replacements deemed necessary in Customer’s reasonable business judgment, thereof, in each case except to the extent failure to so maintain could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(c)Non-Circumvention. Customer hereby covenants and agrees that Customer will not, by amendment of its articles or certificate of incorporation, bylaws, or other governing documents, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, except as specifically permitted herein or in any other Transaction Document, avoid or seek to avoid the observance or performance of any of the terms of this Agreement or the other Transaction Documents, and will at all times in good faith carry out all of the provisions of this Agreement and the other Transaction Documents and take all action as may be reasonably required hereunder to protect the rights of Company.

(d)[Reserved].

(e)[Reserved].

(f)Conduct of Business; Compliance With Laws. Customer and each Subsidiary for which a Letter of Credit is issued shall not engage in any material line of business other than the businesses engaged in on the Effective Date and businesses incidental thereto or similar, corollary, related, ancillary, incidental or complementary thereto. Customer shall, and shall cause its Subsidiaries to, (i) comply with all federal, state, foreign and other applicable securities laws, and (ii) comply in with all requirements of all other applicable laws, rules, regulations, and orders of any Governmental Authority except, in each case, where such violations could not reasonably be expected to result in a Material Adverse Effect.

(g)Books and Records. Customer shall, upon reasonable notice (except during the continuance of an Event of Default when notice shall not be required), subject to reasonable safety and security procedures, permit Company (or any of its respective designated representatives) to examine the books of account of Customer (and to make copies thereof and extracts therefrom) in connection with any insurance claims in respect of the Policies and to obtain a financial status update.

(h)Further Assurances. Customer will, at its expense, promptly execute, acknowledge, and deliver such further documents and do such other acts and things as Company may reasonably request and as are necessary in order to effect fully the purposes of the Transaction Documents.
Section 2.2 Deliveries. Customer shall deliver the following to Company:

(a)Quarterly Financial Statements. Within forty-five (45) days after the end of each fiscal quarter, the consolidated unaudited balance sheets of Customer and its Subsidiaries as of the end of such month and the related unaudited consolidated statements of operations, members’ equity and cash flows of Customer and its Subsidiaries for such month and for the period from the beginning of the then-current fiscal quarter to the end of such month, all in reasonable detail, and certified by an officer of Customer as being true and correct in all material respects and fairly presenting in accordance with GAAP in all material respects, the financial position and results of operations of Customer and its Subsidiaries, subject to normal year-end adjustments and absence of footnote disclosure.

(b)Annual Financial Statements. Within one-hundred and twenty (120) days after the end of each fiscal year, commencing with the fiscal year ending 2024, (i) the audited consolidated balance sheets of Customer and its Subsidiaries as of the end of such fiscal year and the related audited consolidated of operations, members’ equity and cash flows of Customer and its Subsidiaries for such fiscal year, in reasonable detail and certified by an executive officer of Customer as being true and correct and fairly presenting in all material respects in accordance with GAAP in all material respects, the financial position and results of operations of Customer and its Subsidiaries, and with respect to such audited financial statements, certified without qualification as to scope by an independent accounting firm reasonably acceptable to Company (it being agreed any nationally or regionally recognized independent accounting firm is acceptable) and (ii) a comparative of such figures to the corresponding figures for the previous fiscal year.

(c)Insurance Report. Within 30 days of Customer’s (or its applicable Subsidiaries’) receipt of any claims/losses report from the insurance company for the Policies. Without limiting the foregoing, Customer shall provide, or instruct the third party administrator or similar service provider (as the case may be, the “Claims Administrator”) acting under the Policies to provide, to the Company a quarterly claims/loss report no later than 15 days after the end of each quarter together with a notification of any shortfall in Customer’s escrow funds related to such Policies. Customer shall notify, or direct the Claims Administrator to notify, the Company in writing promptly (but no later than five days) after the balance of any such escrow funds is less than 60% of the amount required to be held in reserve under the Policies (any such event, a “Reserve Shortfall”).

(d)Compliance Certificate. On the dates that the financial statements under the previous sections of this Section are delivered, a duly completed certificate, with appropriate insertions, dated the date of the applicable financial statements, and signed on behalf of Customer by an executive officer of Customer, to the effect that such officer has not become aware of any Event of Default or Default that has occurred and is continuing or, if there is any such Event of Default or Default, describing it and the steps, if any, being taken to cure it.

Documents required to be delivered pursuant to Section 2.2(a) and Section 2.2(b) (to the extent any such documents are included in materials otherwise filed with the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions or available on the Customer’s website) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Customer posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address: https://www.teaminc.com; or (ii) on which such documents are posted on the Customer’s behalf on an Internet or intranet website, if any, to which the Company has access (whether a commercial, third-party website or whether sponsored by the Company); provided that the Customer shall notify (by fax or e-mail transmission) the Company of the posting of any such documents and provide to the Company by e-mail electronic versions (i.e., soft copies) of such documents. The Company shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Customer with any such request for delivery, and the Company shall be solely responsible for requesting delivery to it or maintaining its copies of such documents. The Company shall agree as to procedures governing the distribution of the documents and information delivered to the Company pursuant to this Section 2.2.

Section 2.3 Notices. Customer agrees to deliver the following to Company:

(a)[Reserved].

(b)Notice of Default. Promptly upon any officer of Customer obtaining Knowledge (i) of any condition or event that constitutes a an Event of Default (or event or circumstance that, with the passage of time, the giving of notice, or both, would become an Event of Default); or (ii) the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, a certificate of an officer specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default (or event or circumstance that, with the passage of time, the giving of notice, or both, would become an Event of Default), event or condition, and the action(s) Customer has taken, is taking and proposes to take with respect thereto.

(c)Notice of Litigation. Promptly upon any officer of Customer obtaining Knowledge of the institution of, or non-frivolous threat of, any adverse Proceeding (as defined below) not previously disclosed in writing by Customer to Company that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(d)[Reserved].

(e)Event of Loss; Material Adverse Effect. Promptly (and in any event within five (5) Business Days) notice of (i) any claim with respect to any Policy against Customer that could reasonably be expected to have a Material Adverse Effect or (ii) any event which, with or without the passage of time, could reasonably be expected to constitute Material Adverse Effect.

ARTICLE 3

EVENTS OF DEFAULT AND RIGHTS UPON EVENT OF DEFAULT

Section 3.1 Event of Default. Each of the following events shall constitute an “Event of Default”:

(a)Customer’s failure to (i) pay any amount required to be paid to Company hereunder (including any amount required to be funded to the Escrow Account) when and as due, or (ii) maintain (or cause to be maintained) the Policies and make payments thereon in accordance with Section 2.1(a);

(b)Except as set forth in Section 3.1(a), Customer’s breach of or noncompliance with any of the other terms and conditions of this Agreement, or any other Transaction Document, if such breach shall remain unremedied for ten (10) Business Days after written notice by the Company to the Customer;

(c)the occurrence of any Reserve Shortfall that is not remedied within thirty (30) days after its occurrence by the Customer funding all amounts necessary to eliminate such shortfall under the terms of the relevant Policy or Policies;

(d)[Reserved];

(e)[Reserved];

(f)If (i) Customer, pursuant to or within the meaning of Title 11, U.S. Code, or any similar federal, foreign or state law for the relief of debtors (collectively, “Bankruptcy Law”), (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, or to the conversion of an involuntary case to a voluntary case, (C) consents to the appointment of or taking of possession by a receiver, trustee, assignee, liquidator or similar official (a “Custodian”) for all or a substantial part of its property or (D) makes a general assignment for the benefit of its creditors; or (ii) the board of directors (or similar governing body) of Customer (or any committee thereof) adopts any resolution or otherwise authorizes any action to approve any of the actions referred to herein;

(g)A court of competent jurisdiction (i) enters an order or decree under any Bankruptcy Law, which order or decree (A) (1) is not stayed or (2) is not rescinded, vacated, overturned, or otherwise withdrawn within thirty (30) days after the entry thereof, and (B) is for relief against Customer in an involuntary case, or (ii) appoints a Custodian over all or a substantially all of the property of Customer and such appointment continues for thirty (30) days, (iii) orders the liquidation of Customer, which order or decree (A) (1) is not stayed or (2) is not rescinded, vacated, overturned, or otherwise withdrawn within sixty (60) days after the entry thereof;

(h)any representation or warranty made by Customer herein or in any other Transaction Document shall prove to have been incorrect in any material respect when made or deemed made (unless any such representation or warranty is qualified as to materiality or Material Adverse Effect, in which case such representation and warranty shall prove to have been incorrect in any respect);

(i)[Reserved]; or

(j)the validity or enforceability of any Transaction Document shall be contested by Customer, or a proceeding shall be commenced by Customer, seeking to establish the invalidity or unenforceability thereof, or Customer shall deny that it has any liability or obligation purported to be created under any Transaction Document.

Section 3.2 Remedies In The Event of A Default

(a)At any time during the existence of an Event of Default which has not been cured or waived by the Company, Company may

(i) require Customer to provide cash collateral to a deposit account designated by the Company in the undrawn amount of any outstanding Letter of Credit(s), which deposit account shall be in the name of and under control of the Company, which may be a “securities account” (as defined in Section 8-501 of the Uniform Commercial Code as in effect in New York (the “NY UCC”)), in the name and under the sole dominion and control of the Company (and, in the case of a securities account, in respect of which the Company is the “entitlement holder” (as defined in Section 8-102(a)(7) of the NY UCC)). Customer hereby pledges any such account and all amounts credited thereto from time to time to the Company as collateral security for the prompt payment in full of all amounts due hereunder, including the amount of any Draw (such obligations being herein collectively called the “Secured Obligations”). The balances from time to time in any such account shall not constitute payment of any Secured Obligations until applied by the Company to reimburse it for amounts owed hereunder. Amounts on deposit in the Collateral Account shall be invested and reinvested by the Company in such short-term investments as the Company shall determine in its sole discretion. All such investments and reinvestments shall be held in the name and be under the sole dominion and control of the Company. The Company may liquidate any such investments and reinvestments and credit the proceeds thereof to such account and apply or cause to be applied such proceeds and any other balances in the account to the payment of any of the Secured Obligations due and payable. When all of the Secured Obligations shall have been paid in full and all Letters of Credit have expired or been terminated, the Company shall deliver to Customer, against receipt but without any recourse, warranty or representation whatsoever, the balances remaining in such account; or

(ii) declare all other outstanding obligations (including the outstanding Draws on the Substitute Insurance Reimbursement Facility, plus accrued and unpaid interest thereon at the Default Rate) immediately due and payable by delivering written notice thereof to Customer in which case Customer shall deliver and pay any and all amounts specified in such notice to Company within five (5) Business Days after receipt of such notice.

Section 3.3 Other Remedies. Without limiting other remedies available to Company by law and this Agreement, during the continuance of an Event of Default which has not been cured or waived by the Company in writing, (a) Company is and shall be hereby fully and irrevocably, without the requirement for any other written agreement from any person or party and without recourse, representation, warranty or other assurance of any kind, subrogated to all the rights and remedies of Customer under the Policies, as against the insurer and as against any collateral securing the policy obligations and (b) Company may, and is hereby authorized to, act in its own name, in the name of Customer in any and all matters pertaining to the Policies, including, without limitation, to sue, compromise, or settle in Customer’s name, or otherwise endorse or execute all such claims in the name of Customer, with the same force and effect as if Customer executed or endorsed them. Customer confirms its obligations under the Policies to execute and deliver all instruments and papers and do whatever else is necessary to secure such rights for the Company and, without limiting the foregoing, agrees that it will promptly, following its receipt of a written request by Company, and at Customer’s sole cost and expense, from time to time execute and deliver all such agreements and other documents and take all such other actions provide such information as shall be necessary or reasonably requested in order for Company to exercise the rights, powers and remedies to which it is subrogated hereunder.

The remedies provided herein shall be cumulative and in addition to all other remedies available under any of the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief). Amounts set forth or provided for herein with respect to payments and the like (and the computation thereof) shall be the amounts to be received by Company and shall not, except as expressly provided herein, be subject to any other obligation of Customer (or the performance thereof).

ARTICLE 4

CONDITIONS TO COMPANY’S OBLIGATIONS

Section 4.1 Conditions to Closing. The occurrence of the Effective Date is subject to the satisfaction of the following:

(a)Customer shall have executed and delivered to Company:

(i)this Agreement;

(ii)a certificate evidencing Customer’s formation and good standing in its jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, dated no earlier than thirty days prior to the Effective Date;

(iii)a certified copy of Customer’s certificate or articles of incorporation or formation, as certified by the Secretary of State of its jurisdiction of formation (or comparable office), dated no earlier than thirty days prior to the Effective Date;

(iv)all governmental and regulatory consents and approvals, if any, necessary for the making of the Substitute Insurance Reimbursement Facility and the incurrence by Customer of the related debt, and the execution, delivery, and performance by Customer of the transaction documents related thereto;

(v)a certificate from an executive officer of Customer in form and substance reasonably satisfactory to Company, supporting the conclusions that, after giving effect to the transactions contemplated herein, Customer is Solvent;

(vi)certificates from Customer’s insurance broker or other evidence reasonably satisfactory to Company that all insurance required to be maintained pursuant to this Agreement is in full force and effect; and

(vii)audited consolidated financial statements of Customer and its
Subsidiaries as of, and for the twelve months ended December 31, 2023, which financial statements shall be certified by an officer of Customer as being true and correct and fairly presenting in all material respects in accordance with GAAP in all material respects the financial position and results of operations of Customer; provided that this condition shall be deemed to be satisfied by delivery of the Customer’s 10-K filing dated as of March 16, 2024.

(b)The representations and warranties of Customer herein shall be true and correct in all material respects as of the date when made and as of the Closing Date (which shall be the Effective Date) as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and Customer shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by Customer at or prior to the Closing Date. Company shall have received certificates, executed by an executive officer of Customer, dated the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by Company.

(c)No Default or Event of Default shall have occurred and be continuing or would result from the making of the Substitute Insurance Reimbursement Facility on the Closing Date.

ARTICLE 5

CUSTOMER’S REPRESENTATIONS AND WARRANTIES

Section 5.1 Customer’s Representations and Warranties. As an inducement to Company to enter into this Agreement and to provide the Substitute Insurance Reimbursement Facility and to consummate the transactions contemplated hereby, Customer represents and warrants to Company that each and all of the following representations and warranties are true and correct as of the date of the Effective Date.

(a)Organization and Qualification. Customer is duly incorporated or organized and validly existing in good standing under the laws of the jurisdiction in which it is formed or incorporated and has the requisite organizational power and authorization to own its properties, carry on its business as now being conducted, enter into the Transaction Documents to which it is a party and carry out the transactions contemplated thereby. Customer is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing could not reasonably be expected to have a Material Adverse Effect.

(b)Authorization; Enforcement; Validity. Customer has the requisite power and authority to enter into and perform its obligations under this Agreement, and each of the other agreements, documents and certificates entered into by the Customer in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”). The execution and delivery of the Transaction Documents by Customer has been duly authorized by Customer’s board of directors (or other governing body) and the consummation by Customer of the transactions contemplated hereby and thereby have been duly authorized by Customer’s board of directors (or other governing body), and no further filing, consent, or authorization is required by Customer, its board of directors (or other governing body) or its members. This Agreement and the other Transaction Documents have been duly executed and delivered by Customer, and constitute the legal, valid and binding obligation of Customer, enforceable against Customer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c)No Conflicts. Except to the extent such violation could not reasonably be expected to result in a Material Adverse Effect (in the cases of clauses (ii) and (iii)), the execution, delivery and performance of the Transaction Documents by Customer and the consummation by Customer of the transactions contemplated hereby and thereby will not (i) result in a violation of Customer’s certificate or articles of incorporation or bylaws (or other governing document), or the terms of any capital stock or other equity interests of Customer; (ii) conflict with, or constitute a breach or default (or an event which, with notice or lapse of time or both, would become a breach or default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any Policy or other material contract of Customer; or (iii) result in a violation of any law, rule, regulation, order, judgment or decree applicable to Customer or by which any property or asset of Customer is bound.

(d)Consents. Customer is not required to obtain any consent, authorization, approval, order, license, franchise, permit, certificate, or accreditation of, or make any filing or registration with, any Governmental Authority in order for Customer to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof other in respect of any consent, authorization, approval, order, license, franchise, permit, certificate, or accreditation of the failure to obtain could not reasonably be expected to result in a Material Adverse Effect. Other than in respect of any consent, authorization, approval, order, license, franchise, permit, certificate, or accreditation of the failure to obtain could not reasonably be expected to result in a Material Adverse Effect, all such consents, authorizations, approvals, orders, licenses, franchises, permits, certificates or accreditations of, or filings and registrations with, any Governmental Authority which Customer is required to make or obtain pursuant to the preceding sentence has been obtained or effected on or prior to the Closing Date, and Customer is unaware of any facts or circumstances which might result in the revocation of any of the registrations, applications or filings pursuant to the preceding sentence.

(e)Off-Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between Customer and an unconsolidated or other off-balance sheet entity that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(f)Solvency. Customer is Solvent and will not be rendered otherwise as a result of the transaction contemplated in this Agreement.

(g)Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency (including, without limitation, the SEC, self-regulatory organization or other governmental body) (in each case, a “Proceeding”) pending or, to the Knowledge of Customer, threatened in writing against Customer, or Customer’s Subsidiaries or any officers or directors which (a) could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, or (b) questions the validity of this Agreement or any of the other Transaction Documents or any of the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto.

(h)No Undisclosed Events, Liabilities, Developments or Circumstances. Since December 31, 2021, no event, liability, development, or circumstance has occurred with respect to Customer or its business, properties, results of operations, or financial condition, that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(i)Placement Agent’s Fees. Customer has not engaged any placement agent, broker, or other agent in connection with the transactions contemplated by this Agreement. Company shall not be responsible for the payment of the fees of any placement agent, broker, or other agent in connection with the transactions contemplated by this Agreement.

(j)Tax Status. Customer (a) has made or filed all United States federal and other material income tax returns required by it, except prior to the Closing Date where any failure to do so did not result in any material penalties to Customer, and (b) has paid all United States federal and other material taxes shown or determined to be due on such returns, reports and declarations, except (i) taxes not exceeding $100,000 in the aggregate at any time delinquent for a period of more than thirty (30) days and (ii) those being contested in good faith and for which adequate reserves in accordance with GAAP for the payment shall have been set aside on its books.

(k)Conduct of Business; Compliance with Laws; Regulatory Permits. Customer is not in material violation of any judgment, decree or order or any statute, ordinance, rule, or regulation applicable to Customer, except as could not reasonably be expected to result in a Material Adverse Effect. Customer possesses all material consents, authorizations, approvals, orders, licenses, franchises, permits, certificates, accreditations and permits and all other appropriate regulatory authorizations (collectively, “Permits”) necessary to conduct its business, except as could not reasonably be expected to result in a Material Adverse Effect. Customer has not received any notice of proceedings relating to the revocation or modification of any material Permit.

(l)Foreign Corrupt Practices. Customer has not received any communication (including any oral communication) from any Governmental Authority alleging that it is not in compliance with, or may be subject to liability under, any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended.

(m)Financial Statements. The consolidated financial statements of Customer and its Subsidiaries as of and for the fiscal year ended in 2023 have been prepared in accordance with GAAP, consistently applied, during the periods involved (except (a) as may be otherwise indicated in such financial statements or the notes thereto, or (b) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of Customer and its Subsidiaries as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to year-end audit adjustments).

(n)Acknowledgment Regarding Company’s Activity. Customer acknowledges and agrees that Company is acting solely at arm’s length with Customer with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that Company is not (a) an officer or director of Customer, (b) an Affiliate of Customer or (c) to the Knowledge of Customer, a “beneficial owner” (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934) of any capital stock of Customer. Customer further acknowledges that Company is not acting as a financial, tax or legal advisor or fiduciary of Customer (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by Company or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to Company’s making of the Substitute Insurance Reimbursement Facility. Customer further represents to Company that Customer’s decision to enter into the Transaction Documents to which it is a party has been based solely on the independent evaluation by Customer and its representatives.

(o)[Reserved].
(p)[Reserved].

(q)Disclosure. Notwithstanding any other provision of this Agreement, all written disclosures (other than projected financial information, estimates, forward-looking information, budgets, pro formas, and general industry and economic information) provided to Company by Customer or its Subsidiaries regarding them, their businesses and properties, and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of Customer to Company, are (taken as a whole and as supplemented) true and correct in all material respects and do not (taken as a whole and as supplemented) contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, taken as a whole (and as modified or supplemented by other information so furnished) and in the light of the circumstances under which they were made, not materially misleading. Notwithstanding the foregoing, with respect to pro formas, projections, budgets and other projected financial information, Customer represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time such information was prepared and Company acknowledges that the projections, budgets, and other projected financial information delivered by Customer hereunder are not factual representations and that the actual financial results of Customer and its Subsidiaries may differ materially from the projections, budgets and other projected financial information submitted from time to time and such projections, budgets or other projected financial information are not a guarantee of performance.

(r)Patriot Act. To the extent applicable, Customer is in compliance, in all material respects, with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

(s)Material Contracts. Schedule 5.1(s) contains a true, correct, and complete list of all the material contracts of Customer as of the Effective Date, to the extent such material contracts are not publicly available. As of the Effective Date, except as disclosed on Schedule 5.1(s), where applicable, Customer is not in material default under any material contract, and to the Knowledge of Customer, no other party to any material contract is in material default with respect thereto.

ARTICLE 6

MISCELLANEOUS

Section 6.1 Payment of Expenses. Customer and Company shall be responsible for all legal fees incurred by them relating to and during the course of this Agreement. Notwithstanding the foregoing, Customer shall reimburse Company, within 30 days of receiving a reasonably detailed written invoice from Company therefor, for all reasonable, documented out-of-pocket costs and expenses incurred by Company in connection with the (i) collection, protection or enforcement of any rights in this Agreement; (ii) collection of any Obligations; (iii) administration and enforcement of Company’s rights under this Agreement or any other Transaction Document; (iv) any refinancing or restructuring of the Substitute Insurance Reimbursement Facility, whether in the nature of a “work-out,” in any insolvency or bankruptcy proceeding or otherwise, and whether or not consummated; if (a) the Agreement is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or Company otherwise takes action to collect amounts due under the Agreement or to enforce the provisions of the Agreement or (b) there occurs any bankruptcy, reorganization, receivership of any Customer or other proceedings affecting creditors’ rights and involving a claim under the Agreement, then Customer shall pay the reasonable and documented out-of-pocket costs incurred by Company for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, reasonable external attorneys’ fees and disbursements (including such fees and disbursements related to seeking relief from any stay, automatic or otherwise, in effect under any Bankruptcy Law); provided that it is agreed that all such reimbursable costs and expenses in respect of advisors shall be limited to the reasonable fees and expenses of one outside counsel.

    Section 6.2 Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement, and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the New York State or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and to the extent permitted by applicable law, hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not Personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. To the extent permitted by applicable law, each party hereby irrevocably waives Personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTIONS CONTEMPLATED HEREBY.

Section 6.3 Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party provided, however, that a facsimile signature or a signature delivered in portable document format (.pdf) shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or electronic signature.

The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to this Agreement or any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the

Company, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 6.4 Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

Section 6.5 Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

Section 6.6 Entire Agreement; Amendments. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements (including the Original Agreement) between Company, Customer, their Affiliates and Persons acting on their behalf with respect to the matters discussed herein and therein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither Customer nor Company makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement or any of the other Transaction Documents may be amended or waived other than by an instrument in writing signed by Customer and the Company. Without limiting the foregoing, Customer confirms that, except as set forth in this Agreement, Company has not made any commitment or promise or has any other obligation to provide any financing to Customer or otherwise.

Section 6.7 Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered Personally; (ii) upon receipt, when sent by facsimile (provided, confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or e-mail; or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be as follows:

If to Customer:    TEAM, INC.
            13131 Dairy Ashford Road, Suite 600
            Sugar Land, Texas 77478
Attention: André C. Bouchard, Chief Legal Officer
Telephone: 281-388-5561
Email: butch.bouchard@teaminc.com

With a copy, which shall not constitute notice, to:

Kirkland & Ellis LLP
609 Main St.
Houston, Texas 77002
Attention: Rachael L. Lichman
Telephone: +1 713 836 3381
Email:     rachael.lichman@kirkland.com

    If to Company:    1970 Group, Inc.
            400 Madison Avenue, 18th Floor
            New York, NY 10017
Attn: Stephen Roseman, C.E.O
E-mail: SR@1970Group.com

With a copy to:    1970 Group, Inc.
            400 Madison Avenue, 18th Floor
New York, NY 10017
            Attn: Angela Buhrke
            Email: abuhrke@1970Group.com

or to such other address, facsimile number and/or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of Personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clauses (i), (ii) or (iii) above, respectively.

Section 6.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns. No Party shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other Party.

Section 6.9 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person. For the avoidance of doubt, nothing in this Agreement nor any other Transaction Document shall cause the Customer or any of its Subsidiaries or Affiliates to be responsible to any issuer of any Letter of Credit or its Affiliates for any payment (including any reimbursement for Draws) or fees (including fronting fees, fees for customary issuance, presentation, amendment or other processing fees and other costs and charges) or any other amount.

Section 6.10 Survival. The representations, warranties, agreements, and covenants of the Customer contained in the Transaction Documents shall survive the transactions contemplated hereby on the Closing Date.

Section 6.11 Reserved.

Section 6.12 Indemnification; Limit on Damages. (a) In consideration of Company’s execution and delivery of the Transaction Documents and in addition to all of Customer’s other Obligations under the Transaction Documents, Customer shall defend, protect, indemnify and hold harmless Company and all of its stockholders, partners, members, officers, directors, employees and direct or indirect companies and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, actual losses, costs, penalties, fees, liabilities and damages, and reasonable expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable external attorneys’ fees and disbursements of one counsel (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by Customer in this Agreement or any other Transaction Document or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of Customer contained in this Agreement or any other Transaction Document or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of Customer) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of this Agreement or any other Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, or (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the Substitute Insurance Reimbursement Facility. The foregoing indemnities shall not apply to Indemnified Liabilities incurred by any Indemnitee to the extent arising out of (i) its own (or that of its Affiliates, officers, directors, employees, or agents (including legal counsel)) bad faith, gross negligence, or willful misconduct, (ii) the breach of an obligation owing to Customer by such Indemnitee (or its Affiliates, officers, directors, employees, or agents (including legal counsel)) or (iii) a dispute among Indemnitees. Absent a conflict of interest, all Indemnitees shall use a single counsel to represent the group with respect to any particular claim. To the extent that the foregoing undertakings by Customer may be unenforceable for any reason, Customer shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(b) Notwithstanding anything herein to the contrary, except for claims of third parties with respect to which indemnification may be sought under Section 6.12(a), neither the Customer nor the Company shall assert, and waives, to the extent permitted by applicable law, any claim against the Indemnitees or any other party hereto, and no Indemnitee shall assert, and each waives, to the extent permitted by applicable law, any claim against Customer or any other party hereto, on any theory of liability for special, indirect, consequential or punitive damages arising out of, in connection with or as a result of, this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby. The agreements in this Section shall survive the payment of the Substitute Insurance Reimbursement Facility and all other amounts payable hereunder and the termination of this Agreement and the other Transaction Documents.

Section 6.13 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Section 6.14 Waiver. No failure or delay on the part of Company in the exercise of any power, right or privilege hereunder or any of the other Transaction Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power, or privilege.

Section 6.15 Payment Set Aside; Reinstatement. To the extent that Customer makes a payment or payments to Company hereunder or pursuant to any of the other Transaction Documents or Company enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to Customer, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

Section 6.16 Confidentiality. Company agrees to maintain as confidential all information provided to it by Customer, except that Company may disclose such information: (a) to Persons employed or engaged by Company in evaluating, approving, structuring or administering the Substitute Insurance Reimbursement Facility (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential); (b) as required or requested by any Governmental Authority or advised by counsel reasonably required with a public filing requirement, or any insurance industry association, or as compelled by any court decree, subpoena or legal or administrative order or process (provided, that in each case, to the extent permitted by applicable law, Company will give Customer prompt notice thereof); (c) as is required by law or by any subpoena or similar legal process; (provided, that in each case, to the extent permitted by applicable law, Company will give Customer prompt notice thereof); (d) to any nationally recognized rating agency that requires access to information about Company’s Substitute Insurance Reimbursement Facility portfolio in connection with ratings issued with respect to Company; (e) that ceases to be confidential through no fault of Company or any other Person described in clause (a) above; (f) to any other party to this Agreement; (g) to the extent reasonably necessary in connection with the exercise of any remedies under any Transaction Document or any suit, action or proceeding relating to this Agreement or the enforcement of rights under any Transaction Document; (h) subject to a written agreement of confidentiality, to any permitted assignee or prospective assignee of a Company; or (i) with the prior written consent of Customer. The terms of this Section shall survive termination of this Agreement and repayment of the Substitute Insurance Reimbursement Facility for a period of three years.

    Section 6.17 Publication; Advertisement.

(a)    Customer will take all normal and reasonable precautions so as not to directly or indirectly publish, disclose or otherwise use in any public disclosure, advertising material, promotional material, press release or interview, any reference to the name, logo or any trademark of Company or any of its Affiliates or any reference to this Agreement or the financing evidenced hereby, in any case except (i) as required by law or the rules or policies of any securities exchange, subpoena or judicial or similar compulsory legal order; provided, that (x) in the event of any such subpoena or order, any disclosing Person shall give prompt written notice thereof and cooperate with the applicable Person which is the subject of the disclosure and (y) any disclosure made pursuant to any public filing shall, to the extent practicable and to the extent reasonably possible in order to comply with applicable law or the rules and policies of any security exchange, be made only after prior written notice, and an opportunity to comment on such disclosure, is given to Company, or (ii)
with Company’s prior written consent.

IN WITNESS WHEREOF, each party has caused its signature page to this Amended and Restated Substitute Insurance Reimbursement Facility Agreement to be duly executed as of the date first written above.

CUSTOMER:

TEAM, INC.

By:    /s/ Nelson Haight
Name:  Nelson Haight
Title:      EVP & CFO

COMPANY:

1970 GROUP, INC.

By:    /s/ Stephen Roseman
Name:  Stephen Roseman
Title:      Chief Executive Officer

SCHEDULE B

Definitions and Terms

Definitions. As used in this Agreement, the following terms have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

“Affiliate” means, with respect to a specified person, another person that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the person specified.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Closing Date” means the Effective Date.

“Default Rate” means a rate equal to (i) the Effective Date Fee rate reflected in Schedule A hereto plus (ii) five (5%) percent.

“Governmental Authority” means the government of the United States of America, any other nation, or any political subdivision of any of the foregoing, whether state or local, and any agency, authority, commission, instrumentality, regulatory body, court, central bank, or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Knowledge” of the Company means the actual knowledge of the Company or its senior officers.

“Material Adverse Effect” means any material adverse effect on the business, assets, results of operations, or financial condition of Customer or on the ability of Customer to fully and timely perform its material payment obligations under the Transaction Documents to which it is a party or the rights or remedies of Company thereunder.

“Obligations” means any and all obligations and liabilities with respect to the Substitute Insurance Reimbursement Facility, including without limitation all sums due hereunder as part of the Substitute Insurance Reimbursement Facility together with all interest thereon (including, but not limited to, interest calculated at the Default Rate and post-petition interest in any proceeding under any Bankruptcy Law), fees, costs, indemnification obligations, expenses and other charges and other obligations under the Transaction Documents, of Customer to Company, or to any Affiliate or Subsidiary of Company (in each case, so long as arising out of the Transaction Documents), of any and every kind and nature, howsoever created, arising or evidenced and howsoever owned, held or acquired, whether now or hereafter existing, whether now due or to become due, whether primary, secondary, direct, indirect, absolute, contingent or otherwise (including, without limitation, obligations of performance), whether several, joint or joint and several, and whether arising or existing under written or oral agreement or by operation of law.

“Person” means any natural person, corporation, limited liability company, unincorporated organization, partnership, association, joint stock company, joint venture, other entity, trust or government, or any agency or political subdivision of any government.

“Solvent” means, with respect to Customer and its Subsidiaries, on a consolidated basis, on any date of determination, that on such date (A) the fair saleable value of Customer’s assets is in excess of (i) the total amount of its liabilities (including contingent, subordinated, absolute, fixed, matured, unmatured, liquidated and unliquidated liabilities) and (ii) the amount that will be required to pay the probable liability of Customer on its debts as such debts become absolute and matured; (B) Customer has sufficient capital to conduct its business; and (C) Customer is able to meet its debts as they mature.

“Subsidiary(ies)” means, with respect to any person, each other person (other than a natural person) of which the person owns, beneficially and of record, securities or interests representing 50% or more of the aggregate ordinary voting power (without regard to the occurrence of any contingencies affecting voting power).

Terms. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any person shall be construed to include such person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any right or interest in or to assets and properties of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.